UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☐
Filed by a Party other than the Registrant ☑
Check the appropriate box:
☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CNS RESPONSE, INC.

(Name of Registrant as Specified In Its Charter)

Leonard J. Brandt

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SOLICITATION BY LEONARD J. BRANDT
OF PROXIES OF STOCKHOLDERS
of
CNS RESPONSE, INC.
TO STOCKHOLDERS OF CNS RESPONSE, INC.:
I, Leonard J. Brandt, am soliciting proxies of the stockholders of CNS Response, Inc. to be used at the Special Meeting of Stockholders being held in lieu of an Annual Meeting, and any adjournments or postponements thereof (collectively the “Special Meeting”), to be held on [Thursday, July 16, 2009]. Proxies are being solicited for the following purposes:
PROPOSAL 1 To elect the following individuals (the “Nominees”) as directors of CNS Response, Inc., a Delaware corporation with its principal executive offices located at 2755 Bristol St., Suite 285, Costa Mesa, California 92626 (the “Company”), to serve until the next annual meeting and until their successors are elected and qualified.
Leonard J. Brandt
William Murray
Carl Cadwell
Mordechay Yekutiel
Andy Goren
PROPOSAL 2 To set the authorized number of directors at five (5), pending a subsequent resolution of the stockholders or the Board to change the authorized number.
Sincerely,
/s/ Leonard J. Brandt
Leonard J. Brandt

PLEASE CAREFULLY READ THE ACCOMPANYING PROXY STATEMENT FOR MORE DETAILED INFORMATION. IF YOU HAVE ANY QUESTIONS OR NEED ADDITIONAL COPIES OF THE PROXY SOLICITATION MATERIALS, PLEASE SUBMIT YOUR REQUESTS TO LEONARD J. BRANDT AT                                         .
OR BY FAXING A WRITTEN REQUEST TO                     .
ii

Preliminary Copy
SOLICITATION BY LEONARD J. BRANDT
OF PROXIES OF STOCKHOLDERS OF CNS RESPONSE, INC.
PROXY STATEMENT
GENERAL INFORMATION
The accompanying Proxy is solicited by the Leonard J. Brandt, a stockholder of CNS Response, Inc. (the “Company”) to be used at the Special Meeting of Stockholders being held in lieu of an Annual Meeting, and any adjournments or postponements thereof (collectively the “Special Meeting”), to be held on [Thursday July 16, 2009, at 10 A.M.], Eastern Standard Time, at the office of United Corporate Services, Inc., 874 Walker Road, Suite C, Dover, Delaware 19904. Shares represented by a valid Proxy (“Proxy”) will be voted as specified if received in time for the Meeting. If a choice is not specified in the Proxy, the Proxy will be voted FOR the election of all the director nominees listed in this Proxy Statement and FOR Proposal 2. The Proxy may be voted in the discretion of the proxy holders named therein on any other business as may properly come before the Meeting.
The costs of Proxy solicitation will be paid by Leonard J. Brandt. It is contemplated that Proxies will be solicited principally through the use of the US Mail, telephone, email and facsimile transmission. Leonard J. Brandt will reimburse banks, brokerage houses, and other custodians, nominees or fiduciaries for their reasonable expenses in forwarding proxy material to the beneficial owners of the shares held by them. The participants may solicit proxies in person or by telephone, facsimile, email, mail, courier, and delivery services. Leonard J. Brandt intends to conduct all solicitation activities himself. Neither Leonard J. Brandt nor any of the other participants intends to conduct any solicitations through any regular employees, specially-engaged employees or proxy solicitation firms.
[IN DEFINITIVE PROXY ONLY: This Proxy Statement and Proxy are first being mailed to stockholders on or about July  _____  , 2009.]
Definitive copies of this Proxy Statement when filed with the Securities and Exchange Commission, are intended to be first sent, given or released to holders of Common Stock on July  _____  , 2009, which is 10 days after the filing of this preliminary Proxy Statement or after such shorter period prior to that date as the Securities and Exchange Commission may authorize upon a showing of good cause.
QUORUM; VOTE REQUIRED FOR APPROVAL; EFFECT OF ABSTENTIONS AND VOTES AGAINST
The only outstanding class of stock of the Company having voting rights is the Company’s Common Stock, par value $0.001 per share. Only holders of Common Stock are entitled to vote on the Proposals. Each share of Common Stock has one vote.
To establish a quorum for the meeting requires the presence at the meeting, in person or by proxy, of a majority of the outstanding Common Stock. There were  _____  shares of Common Stock outstanding as of  _____  , 2009 according to                     . A majority of the number of shares outstanding would be  _____  shares.
“Disapproving” or “abstaining” on a proposal, and brokers’ indicating a “non-vote” in any other manner, all have the same effect ,and none is counted as a vote on any Proposal; however, each may be considered as “present” in person or by proxy at the meeting, and therefore, because a vote against, an abstention or a nonvote may be deemed to indicate presence in person or by proxy at the meeting, doing so could help establish a quorum for the meeting.

Votes of the holders of a plurality of the shares of Common Stock present or represented at the meeting are required to approve Proposal 1 in accordance with the Delaware General Corporation Law.
Votes of the majority of the of the shares of Common Stock present or represented and voting at the meeting are required to approve Proposal 2 in accordance with the Delaware General Corporation Law.
If a preference is not indicated on a signed and dated Proxy delivered by any Stockholder, the Proxy will be counted as FOR each of the Proposals.
RECORD DATE; OUTSTANDING COMMON STOCK
The Record Date for determining the number of shares of Common Stock outstanding shall be July  _____  , 2009, which is [the date prior to the giving of notice of the the meeting] or [a date determined by the Board of Directors not later than ten days before the date of the meeting].
PROCEDURE TO VOTE
Holders of shares of Common Stock on the Record Date are urged to sign, date and return the Proxy form to Leonard J. Brandt via fax to                      or send addressed to him at                                         .
If your shares of Common Stock are registered in more than one name, the accompanying Proxy form should be signed by all such persons.
However, if your shares are held in the name of a brokerage firm, bank or nominee, only they can give a Proxy for your shares, and only upon receipt of your specific instructions.
If your shares are not held in a brokerage account and a stock certificate is registered in your own name, you are the Stockholder of record. You may print out, sign and date the Proxy form attached hereto.
On the other hand, if your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and in that case these proxy materials are being forwarded to you by your broker who is considered, with respect to those shares, the Stockholder of record. To sign the Proxy as a beneficial owner, you may either—
A. Direct your broker to sign the Proxy for your shares by sending a written directive to your broker to do so; OR
B. Specifically request a document called a “legal proxy” from your broker which you will sign and date and forward with a signed and dated copy of the Proxy.
IN EITHER CASE, SEND ALL PROXIES TO LEONARD J. BRANDT
                                                            .
REVOCABILITY OF PROXIES
Any Proxy given pursuant to this solicitation is considered revocable by the person giving it at any time before it is used. Any Proxy may be revoked by duly-executing a written notice of revocation of Proxy or a Proxy bearing a later date and delivering the same to Leonard J. Brandt at                      or by fax to                      if received prior to the Special Meeting.

PERSON MAKING THIS SOLICITATION
This solicitation of Proxies is not made by the Company. Leonard J. Brandt is making this solicitation of Proxies. The only other participants in the solicitation are the Nominees. Please see “ PROPOSAL 1, ELECTION OF DIRECTORS, Information With Respect to the Nominees”.
The participants may solicit Proxies in person or by telephone, facsimile, email, mail, courier, and delivery services. Leonard J. Brandt intends to conduct all solicitation activities himself. Neither Leonard J. Brandt nor any of the other participants intends to conduct any solicitations through any regular employees, specially-engaged employees or proxy solicitation firms.
EXPENSES OF SOLICITATION
The entire expense of the solicitation of Proxies will be borne by Leonard J. Brandt. Leonard J. Brandt currently estimates that the total expenditures for, in furtherance of, or in connection with the Proxy solicitation will be approximately $50,000. Leonard J. Brandt has incurred approximately $25,000 of such expenses to date. If any of the Nominees are elected, Leonard J. Brandt intends to seek reimbursement from the Company for those expenses, but does not intend to submit the question of such reimbursement to a vote of the stockholders.
PROPOSAL 1
ELECTION OF DIRECTORS
Information With Respect to the Nominees
Listed below are the Nominees, with information showing the principal occupation or employment of the Nominees, the principal business of the corporation or other organization in which such occupation or employment is carried on, and such Nominees’ business experience during the past five years.
Leonard J. Brandt, age 53, is a director of the Company. He became the Company’s Chairman of the Board, Chief Executive Officer and Secretary upon completion of the Company’s merger with CNS Response, Inc., a California corporation (or CNS California) on March 7, 2007 and served in those capacities until April 10, 2009. Mr. Brandt was a founder of CNS California, and had served as its President and Chief Executive Officer, and as a member of its Board of Directors since its inception in 2000. Mr. Brandt started his career with Norwest Venture Capital in 1980. In 1983 he became Vice President of Norwest Growth Fund and General Partner of Norwest Venture Partners, where he served until 1990. In this capacity he was primarily responsible for the firm’s investments in the healthcare industry, including several involving the behavioral health industry. In 1995 Mr. Brandt founded Time Segment Publishing, Inc and was its President until 1999. In 1999, Mr. Brandt co-founded Embro Vascular, LLC, a provider of technology for least-invasive harvesting of the saphenous vein for heart-bypass surgery. He also individually provided consulting to early stage ventures from 1993 until he co-founded Mill City Venture Consulting in 1998. Mill City Venture Consulting was initially an advisor to NuPharm, Inc., the predecessor of CNS California. Mr. Brandt holds a Bachelor of Science degree from the College of Commerce at University of Illinois and a Masters of Business Administration from Harvard University.
William Murray, age  _____  , has over 20 years of experience in the Medical Device and Life Science areas. He is currently the President and CEO of ReShape Medical, Inc. a development stage company focused on non-surgical therapies for the treatment of obesity. Prior to ReShape, Bill held various senior level executive positions, including President of the Molecular Biology Division of Applied Biosystems (Life Science tools for genetic analysis), Group President Respiratory Technologies at Viasys Healthcare, and President of the Pacemaker business at Medtronic. In addition to leading the Pacing Business, Bill was responsible for CRM business development, the EP Systems Business, and the Functional Diagnostic Business. Prior to running these businesses, he had responsibility for engineering, development and project management of a number of implantable pacing systems.
Bill holds a BSEE from the University of Florida and has served on the Boards of Zinectics Medical, Innovatus Ventures and ReShape Medical.

Carlton (“Carl”) Cadwell, age  _____  , cofounded Cadwell Laboratories in 1979 with his brother John. He has been the President since that time. Cadwell is a leading manufacturer and marketer of diagnostic and monitoring products for the world of neurophysiology, including EEG, electromyography, sleep diagnostics and intraoperative monitoring. Distribution is now in 60 countries. Carl also serves on the Board of Directors of Advanced Medical Isotopes (ADMD.PK).
Mordechay Yekutiel, age  _____  , has had as his primary profession of the last 33 years in commercial real estate operating in CA, TX and NV. His secondary activity has been financial support and guidance of early stage technology driven companies including, QPC, Inc. a laser manufacturer with applications in dermatology and other fields, and NuPharm, Inc. the predecessor technology development company that licensed the basic rEEG technology to CNS Response, Inc.
Andy Goren, age  _____  , has served as Chief Executive Officer for various medical, semiconductor, and wireless companies. Most recently, Mr. Goren was CEO of BioQ, Inc., a medical device company pioneering the treatment of gait and balance disorders due to peripheral neuropathy. Prior to his role at BioQ, Inc., Mr. Goren served as CEO of MobileWise, Inc., a revolutionary wire-free electric power delivery system. Additionally, Mr. Goren served as CEO of GeePS, Inc., a wireless location-based services infrastructure provider with operations worldwide. Mr. Goren brings 15 years of industry experience in manufacturing, sales, marketing, business development, fundraising, and OEM relationships with large global corporations. Mr. Goren obtained his B.S. degree in Mathematics from the University of California at Berkeley and performed graduate studies in Neuroscience at Stanford.
SECURITY OWNERSHIP OF THE PARTICIPANTS
The following table sets forth the name and the number of shares of Common Stock of the Company beneficially owned as of June 26, 2009, by Leonard J. Brandt and each of the Nominees.

	Number of Shares
Name of Beneficial Owner	Beneficially Owned		Percent of Class (1)
Leonard J. Brandt	7,934,631	(2)	28.0%
William Murray		(3)
Carl Cadwell	600,006	(4)
Mordechay Yekutiel	198,394	(5)	*
Andy Goren	(6)		*
Total

*	Indicates less than 1%.

(1)	Calculated as of June 26, 2009 based on the 28,349,171 shares of Common Stock of the Company believed to be outstanding.

(2)	Consists of 7,934,631 shares of Common Stock (including 540,000 shares owned by Mr. Brandt’s children) held by Mr. Brandt.

(3)

(4)

(5)

(6)

TRANSACTIONS OF THE PARTICIPANTS IN COMPANY SECURITIES
The following table sets forth for Leonard J. Brandt and each of the Nominees their purchases and sales (indicated in parenthesis) of Common Stock within the previous two years, the dates of the transactions and the amounts purchased or sold:

Name	Trade Date	Quantity

Leonard J. Brandt	June 9, 2009	607,900
Leonard J. Brandt	June 19, 2009	2,124,740
William Murray	—	—
Carl Cadwell	—	—
Mordechay Yekutiel	—	—
Andy Goren	—	—
LEGAL PROCEEDINGS
Neither Leonard J. Brandt not any Nominee is involved in any material pending legal proceedings with respect to the Company.
INTERESTS OF NOMINEES
If the Nominees are elected to the Board of Directors, Leonard J. Brandt will ask the board to consider and vote on whether to adopt other changes in management of the Company, whether to scale-back or change current budgets and spending plans, whether to proceed with current Company business strategies, whether to proceed with current Company financing strategies that likely will include sales of securities of the Company, whether to modify current Company plans on these subjects and whether to adopt alternative plans on these subjects.
Brandt made a loan of $250,000 to the Company with his personal funds, and such loan is evidenced by a promissory note that may become convertible into securities of the Company in the event the Company completes an offering and sale of equity securities in a specified minimum amount. The promissory note is not presently convertible, and the promissory note may not become convertible at all. The conversion price is unknown and will be based upon the future sales price, if any, in the qualified offering. At some future time, Brandt may acquire securities of the Company under the terms of this promissory note.
Brandt intends to participate as an investor in future offerings of the Company.
If elected to the Board of Directors, the Nominees who are non-employee directors may each receive whatever compensation for their services as directors as may be determined from time to time.
Leonard J. Brandt also intends to seek reimbursement from the Company for those expenses incurred by Leonard J. Brandt relating to the Proxy Solicitation, if any Nominees are elected, but does not intend to submit the question of such reimbursement to a vote of the Stockholders. For an estimate of those costs, please see the section entitled “EXPENSES OF SOLICITATION” on page 3.
For information regarding ownership of the Company’s stock by the Nominees, including Leonard J. Brandt, please see “ SECURITY OWNERSHIP OF THE PARTICIPANTS ”.
Regarding any purchases and sales of the Company’s securities during the past two years by the participants, please see “ TRANSACTIONS OF THE PARTICIPANTS IN COMPANY SECURITIES”.

ARRANGEMENTS OR UNDERSTANDINGS WITH NOMINEES
The Nominees understand that, if elected as Directors of the Company, each of them will have an obligation under Delaware law to discharge his duties as a Director in good faith, consistent with his fiduciary duties to the Company and its Stockholders.
There is no arrangement or understanding between any Nominee and any other person pursuant to which the Nominee was selected as a Nominee.
COMPENSATION BY THE COMPANY OF THE PARTICIPANTS
Summary Compensation Table

						All Other
Name and		Salary	Bonus	Option Awards		Compensation
Principal Positions	Year	($)	($)	($)		($)		Total ($)
Leonard J. Brandt	2008	175,000	0	0		19,000	(4)	194,000
(Chief Executive	2007	175,000	0	1,025,600	(2)	18,000		1,218,600
Officer, Principal	2006	175,000	10,000	196,500	(3)	59,700		441,200
Executive Officer, Director)(1)

(1)
For the fiscal years ended 2005 and 2006, Mr. Brandt agreed to forgo payment of his salary and allow CNS California to accrue such compensation. In August 2006, Mr. Brandt agreed to settle his claims for compensation through September 30, 2006 in the aggregate amount of $1,106,900 in exchange for the issuance of 298,437 shares of CNS California common stock, which were exchanged for 298,437 shares of our common stock on March 7, 2007 upon the Company’s merger with CNS California (the “Merger”).

(2)
The fair value of options was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions: grant date fair value of $1.09; dividend yield of 0; risk free interest rate of 4.72%; expected volatility of 91% and an expected life of 5 years.

(3)
Represents options to purchase 2,124,740 shares of Common Stock for which the CNS California common stock underlying the originally issued options were exchanged upon the closing of the Merger. The options are fully vested and exercisable at $0.132 per share. The fair value of options was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions: grant date fair value of $0.132; dividend yield of 0; risk free interest rate of 5.5%; expected volatility of 100% and an expected life of 5 years.

(4)	Relates to healthcare insurance premiums paid on behalf of executive officers by the Company.
Outstanding Equity Awards at Fiscal Year-End 2008
The following table presents information regarding outstanding options held by the participants in the solicitation as of the end of the Company’s fiscal year ended September 30, 2008. None of the participants exercised options during the fiscal year ended September 30, 2008.

	Number of Securities Underlying
	Unexercised Options (#)		Option Exercise	Option Expiration
Name	Exercisable	Unexercisable	Price ($)	Date
Leonard Brandt (1)	2,124,740	0	0.132	August 11, 2011
	145,953	187,658	1.20	August 8, 2012
	586,274	382,615	1.09	August 8, 2017

(1)
On August 8, 2007, Mr. Brandt was granted options to purchase 1,302,500 shares of Common Stock. The options are exercisable at $1.20 per share as to 333,611 shares and $1.09 per share as to 968,889 shares. The options to purchase 333,611 shares vest as follows: options to purchase 83,403 shares vested on August 8, 2007, the date of grant; options to purchase 243,250 shares vest in equal monthly amounts of 6,950 shares over 35 months commencing on January 31, 2008; and the remaining options to purchase 6,958 shares vest on December 31, 2010. The options to purchase 968,889 shares vest as follows: options to purchase 269,357 shares vested on August 8, 2007, the date of grant; options to purchase 135,675 shares vested in equal monthly amounts of 27,135 shares over 5 months beginning on August 31, 2007; options to purchase 543,726 shares vest in equal monthly amounts of 20,138 shares over 27 months beginning on January 31, 2008; and the remaining options to purchase 20,131 shares vest on April 30, 2010.

PROPOSAL 2
TO AUTHORIZE THAT THE BOARD SHALL CONSIST OF FIVE (5) DIRECTORS
Leonard J. Brandt believes that the Stockholders should approve that the authorized number of directors shall be five (5), subject to further change from time to time by subsequent resolutions of the stockholders or the Board of Directors.
The Bylaws of the Company provide that the number of directors may be set from time to time by resolution of the stockholders or the Board of Directors, with a minimum of three (3) directors and no maximum number, and therefore the incumbent directors might increase the size of the Board in order to retain seats on the Board until the next annual meeting.
When you sign, date and return the Proxy form, you will be authorizing that the Board shall consist of five (5) directors, subject to further change from time to time by subsequent resolutions of the stockholders or the Board to change the authorized number.
ADDITIONAL INFORMATION
During the past 10 years, (i) no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any of the Company’s securities; (iii) no participant in this solicitation owns any of the Company’s securities which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any of the Company’s securities during the past two years; (v) no part of the purchase price or market value of the Company’s securities owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any of the Company’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any of the Company’s securities; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no participant in this solicitation or any of his/its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation has, nor do any of their associates have, any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates; (xi) no participant in this solicitation has, nor do any of their associates have, any arrangement or understanding with any person with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (xii) no person, including the participants in this solicitation, who is a party to an arrangement or understanding pursuant to which the Nominees are proposed to be elected has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on at the Annual Meeting; (xiii) no participant in this solicitation is aware of any arrangement (including any pledge, voting trust, or contract for sale) which may at a subsequent date result in a change in control of the Company; (xvi) no participant in this solicitation is aware of any arrangement, or has reason to believe that any arrangement exists, under which 5% or more of any class of the Company’s voting securities is held or is to be held subject to any voting agreement, voting trust or other similar agreement; (xv) no participant in this solicitation is aware of any person or group that holds beneficial ownership of more than 5% of the outstanding shares of the Company or has the right to acquire beneficial ownership of more than 5% of such outstanding voting securities, except for persons or groups who may be identified through a review of publicly available information regarding the beneficial ownership of the Company.
The principal executive offices of the Company are located at 2755 Bristol Street, Suite 285, Costa Mesa, California 92626.

The information concerning the Company set forth herein has been taken from, or is based upon, publicly available information and information otherwise made available by the Company.
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of the Company’s common stock as of June 18, 2009, by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company’s common stock, (ii) by each director, (iii) each of the Company’s principal executive officers, and (iv) all directors and executive officers as a group. The following information as to the security ownership of the Company, other than information as to the number of shares owned by Mr. Brandt, is based solely on the Company’s filings with the Securities and Exchange Commission and information available to Leonard J. Brandt.
The calculations of percentage of beneficial ownership are based on 25,970,447 shares of Common Stock believed outstanding on June 18, 2009. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated in the footnotes below the table, to the Company’s knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each of the named executive officers, directors, director nominees and 5% or more stockholders named below is c/o CNS Response, Inc., 2755 Bristol St., Suite 285, Costa Mesa, CA 92626.

Number of Shares
Beneficially Owned
Percentage of Shares
Name of Beneficial Owner	Number	Outstanding

Named Executive Officers and Directors:
Leonard J. Brandt (1) Director	7,934,631	28.0%
David B. Jones(2) Director	4,338,521	16.4%
Dr. Jerome Vaccaro Director (3)	20,000	*
Dr. Henry Harbin Director (4)	100,834	*
Daniel Hoffman Chief Medical Officer (5)	636,594	2.5%
George Carpenter President (6)	363,317	1.4%
Horace Hertz (7)	298,492	1.2%
Brad Luce (8)	17,187	*
Executive Officers and Directors as a group (8 persons) (9)	15,205,977	47.3%

5% Stockholders:
John Pappajohn (11)	3,333,333	(10)	10.2%	(10)
Sail Venture Partners LP (2)	4,338,521	(2)	16.4%	(2)
W. Hamlin Emory (11)	1,317,099	5.1%
Heartland Advisors, Inc. (12)	2,340,000	9.1%
EAC Investment Limited Partnership (13)	1,766,279	6.8%
LMA SPC for and on behalf of Map 2 Segregated Portfolio; Partner Healthcare Offshore Fund, Ltd.; Partner Healthcare Fund, L.P. (14)	1,625,000	6.3%
Brian MacDonald (15)	2,208,908	8.4%

*	Less than 1%

(1)	Includes 540,000 shares owned by Mr. Brandt’s children.

(2)
Consists of (a) 3,109,406 shares of Common Stock and (b) 1,329,115 shares of Common Stock issuable upon the exercise of vested and exercisable warrants held by Sail Venture Partners, LP. Sail Venture Partners, LLC is the general partner of Sail Venture Partners, L.P.. The unanimous vote of the managing members of Sail Venture Partners, LLC (who are Walter Schindler, Alan Sellers, Thomas Cain, and David B. Jones), is required to voting and make investment decisions over the shares held by this selling stockholder. The address of Sail Venture Partners, L.P. is 600 Anton Blvd., Suite 1750, Costa Mesa, CA 92626. Excludes shares issuable under promissory notes in the amount of $250,000 that may be convertible at a price higher or lower than 30 cents per share.

(3)	Consists of options to acquire 20,000 shares of common stock issuable upon the exercise of vested and exercisable options.

(4)
Consists of (a) 8,333 shares of common stock, (b) 2,501 shares of common stock issuable upon the exercise of warrants to purchase common stock and (c) options to acquire 90,000 shares of common stock issuable upon the exercise of vested and exercisable options.

(5)
Consists of (a) 98,044 shares of common stock (b) options to acquire 526,049 shares of common stock issuable upon the exercise of vested and exercisable options, and (c) warrants to acquire 12,501 shares of common stock.

(6)	Consists of options to acquire 363,317 shares of common stock issuable upon the exercise of vested and exercisable options.

(7)	Consists of options to acquire 298,492 shares of common stock issuable upon the exercise of vested and exercisable options.

(8)	Consists of options to acquire 17,187 shares of common stock issuable upon the exercise of vested and exercisable options.

(9)	Consists of 8,354,774 shares of common stock and 6,851,203 shares of common stock issuable upon the exercise of vested and exercisable options and warrants.

(10)
Consists of the 3,333,333 shares issuable under a seven-year warrant to purchase shares of common stock for 30 cents each, but excludes (under SEC rules) shares issuable upon conversion of a promissory note in the amount of $1 million at a price that is indeterminate.

(11)
Consists of 1,015,334 shares of common stock, 4,233 shares of common stock issuable upon the exercise of warrants to purchase common stock and 297,532 shares of common stock issuable upon the exercise of vested and exercisable options to purchase common stock. The address of Mr. Emory is 9663 Santa Monica Blvd., Suite 221, Beverly Hills, CA 90210.

(12)
Consists of 1,800,000 shares of common stock and 540,000 shares reserved for issuance upon exercise of warrants to purchase common stock. Heartland Group Value Fund is affiliated with Hartland Investor Services, LLC, a registered broker/dealer and member of NASD. Heartland Group Value Fund purchased or otherwise acquired its shares in the ordinary course of business and, at the time of such purchase/acquisition, had no agreements or understandings, directly or indirectly, with any person, to distribute the securities to be resold. Mr. Paul T. Beste, Vice President & Secretary of Heartland Group Inc., exercises voting and investment authority over the shares held by this selling stockholder. The address of the selling stockholder is c/o Brown Brothers Harriman, 140 Broadway St., New York, NY 10005.

(13)
Consists of 1,249,846 shares of common stock and 516,433 shares of common stock issuable upon the exercise of warrants to purchase common stock. Anthony Morgentheau exercises voting and investment authority over the shares held by this selling stockholder. The address of the selling stockholder is 380 Leucadendra Drive, Cora Gables, FL 33156.

(14)
Consists of 224,110 shares of common stock and 67,233 shares reserved for issuance upon exercise of warrants to purchase common stock held by LMA SPC for and on behalf of Map 2 Segregated Portfolio; 651,090 shares of common stock and 195,327 shares reserved for issuance upon exercise of certain warrants to purchase common stock held by Partner Healthcare Fund, LP, and 374,800 shares of common stock and 112,440 shares reserved for issuance upon exercise of warrants to purchase common stock held by Partner Healthcare Offshore Fund, Ltd. Eric Moore, as the Chief Financial Officer of Partner Healthcare Offshore Fund, Ltd., exercises voting and investment authority over the shares held by Partner Healthcare Offshore Fund, Ltd. Eric Moore, as the Chief Financial Officer of Partner Healthcare Fund, L.P., exercises voting and investment authority over the shares held by Partner Healthcare Fund, L.P.. Robert P. Swan, as Director, exercises voting and investment authority over the shares held by LMA SPC for and on behalf of Map 2 Segregated Portfolio. The address of each of the stockholders is One Market Plaza, Steuart Tower, 22nd Floor, San Francisco, CA 94105.

(15)
Consists of 1,242,375 shares of common stock and 966,533 shares of common stock issuable upon the exercise of vested and exercisable options to purchase common stock. The address of Brian MacDonald is 4007 Beard Ave. South, Minneapolis, MN 55410.

CHANGE IN CONTROL PROVISIONS
If the Nominees are elected to the Board of Directors of the Company, the Nominees intend to review the terms of any change of control provisions that the Company is party to and evaluate whether the change of control provisions contained therein have been triggered and, consistent with their fiduciary duties, any other relevant circumstances.
DISSENTER’S RIGHTS OF APPRAISAL
Stockholders have no dissenter’s rights of appraisal of similar rights with respect to the Proposals.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
The deadline for submitting stockholder proposals for inclusion in the Company’s proxy statement and form of proxy for the Company’s next annual meeting is no later than a reasonable time before the Company begins to print and send its proxy materials.

Dated: July _____ , 2009	Sincerely,
/s/ Leonard J. Brandt
Leonard J. Brandt

Definitive copies of this Proxy, when filed with the Securities and Exchange Commission, are intended to be first sent, given or released to holders of Common Stock on July 6, 2009, or prior to that date as the Securities and Exchange Commission may authorize upon a showing of good cause.
PROXY
THIS PROXY IS SOLICITED BY LEONARD J. BRANDT.
THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS AS INDICATED HEREON. IF NO INDICATION IS MADE, THE SIGNED AND DATED PROXY WILL BE VOTED FOR ALL PROPOSALS.
The undersigned stockholder of CNS RESPONSE, INC., a Delaware corporation (the “Company”), hereby appoints Leonard J. Brandt as proxy and attorney-in-fact with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of the Company to be held on July 16, 2009, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, to cumulate such votes if cumulative voting is requested, on the matters set forth below, to vote for any substitute nominee designated by Leonard J. Brandt in any of the persons named below is unable to serve, to vote in the sole discretion of Leonard J. Brandt on any other matter or matters that may properly come before the meeting, to receive this proxy by electronic transmission and to copy and deliver this proxy in any manner:
PROPOSAL 1: TO ELECT THE FOLLOWING PERSONS TO THE BOARD OF DIRECTORS OF CNS RESPONSE, INC. TO SERVE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.
/ / APPROVE ALL     / / WITHHOLD APPROVAL AS TO ALL     / / ABSTAIN
TO WITHHOLD APPROVAL AS TO ANY INDIVIDUAL(S), STRIKE OUT THE NAME(S) BELOW.
Leonard J. Brandt     William Murray     Carl Cadwell     Mordechay Yekutiel     Andy Goren
PROPOSAL 2. TO SET THE NUMBER OF AUTHORIZED DIRECTORS AT FIVE (5), SUBJECT TO FURTHER CHANGE BY A RESOLUTION ADOPTED BY THE STOCKHOLDERS OR THE BOARD OF DIRECTORS.
/ / APPROVE     / / DISAPPROVE     / / ABSTAIN
THE UNDERSIGNED AUTHORIZES LEONARD J. BRANDT OR HIS DESIGNATES TO DELIVER THIS PROXY AND COPIES THEREOF AT THE MEETING OR TO CNS RESPONSE, INC. OR ITS AGENTS IN ANY MANNER.
SIGNATURE(S) [EACH PROXY MUST BE SIGNED AND DATED.]

Dated: , 2009

(Signature of Stockholder)	Print Name

(Signature if held jointly)	Print Name
PLEASE FAX THIS PROXY TO 949-203-6161
OR SEND IT TO LEONARD J. BRANDT IN THE ENCLOSED ENVELOPE.